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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-1 / Form S-4 of:

        Our report dated July 25, 2008 (August 11, 2008, as to Notes 11 and 13), which report expresses an unqualified opinion and an explanatory paragraph relating to investments without a readily determinable fair market value relating to the combined financial statements of the KKR Group as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated August 11, 2008 relating to the statements of financial condition of KKR & Co. L.P. as of March 31, 2008 and December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated August 11, 2008 relating to the statements of financial condition of KKR Management LLC as of March 31, 2008 and December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 11, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM